Posting Supplement No. 77 dated December 28, 2008 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Posting Supplement supplements the prospectus dated October 13, 2008 and provides information about the particular series of Member Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Posting Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                The following Notes are currently being offered:

Member Payment Dependent Notes Series 66749

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
66749	$10,625	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 66749. Member loan 66749 was requested on December 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,833 / month
Current employer:	crown cork & seal	Debt-to-income ratio:	22.09%
Length of employment:	16 years	Location:	batesville, MS

Home town:	Batesville
Current & past employers:	crown cork & seal, union planters bank
Education:	northwest community college

This borrower member posted the following loan description, which has not been verified:

I would like to pay off all credit cards and revolving account

A credit bureau reported the following information about this borrower member on January 28, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1990	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	57
Revolving Credit Balance:	$13,846.00	Public Records On File:	1
Revolving Line Utilization:	71.00%	Months Since Last Record:	85
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 360252

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360252	$6,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360252. Member loan 360252 was requested on December 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,923 / month
Current employer:	US Attorney's Office	Debt-to-income ratio:	15.18%
Length of employment:	6 months	Location:	Chicago, IL

Home town:	South Bend
Current & past employers:	US Attorney's Office, Keane Inc
Education:	Michigan State University

This borrower member posted the following loan description, which has not been verified:

I have a plan to be debt free in 4 years. While I can do with my current credit card rates, it would be much more efficient if I could reduce my interest payments. I will use this loan to pay off two credit cards. $5,000 at 21.21% $10,000 at 14.4%

A credit bureau reported the following information about this borrower member on October 26, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1990	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$38,616.00	Public Records On File:	0
Revolving Line Utilization:	76.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 367376

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367376	$8,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367376. Member loan 367376 was requested on December 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,750 / month
Current employer:	Ruthrauff-Sauer LLC	Debt-to-income ratio:	21.87%
Length of employment:	8 years	Location:	CREIGHTON, PA

Home town:	Tarentum
Current & past employers:	Ruthrauff-Sauer LLC, Shipley Plumbing LLC
Education:	Community College of Allegheny County

This borrower member posted the following loan description, which has not been verified:

I have a couple credit cards that have variable rates. I would like to aquire a loan with a fixed rate that would allow me to pay the debt off without incurring extra fees each month.

A credit bureau reported the following information about this borrower member on December 22, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	77
Revolving Credit Balance:	$6,569.00	Public Records On File:	0
Revolving Line Utilization:	22.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 367950

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367950	$12,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367950. Member loan 367950 was requested on December 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,583 / month
Current employer:	WELLS FARGO	Debt-to-income ratio:	7.35%
Length of employment:	6 years	Location:	LAS VEGAS, NV

Home town:	Las Vegas
Current & past employers:	WELLS FARGO
Education:	University of Nevada-Las Vegas

This borrower member posted the following loan description, which has not been verified:

I would like to pay off higher rate credit cards with a loan from Lending Club. Lending Club has better rates and terms. Thanks, Joe

A credit bureau reported the following information about this borrower member on December 14, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$200,935.00	Public Records On File:	0
Revolving Line Utilization:	1.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 368109

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368109	$14,500	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368109. Member loan 368109 was requested on December 12, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,533 / month
Current employer:	Retired, Military	Debt-to-income ratio:	23.76%
Length of employment:	21 years	Location:	Fircrest, WA

Home town:
Current & past employers:	Retired, Military
Education:	Saint Martin's University

This borrower member posted the following loan description, which has not been verified:

pay of credit card debt

A credit bureau reported the following information about this borrower member on December 12, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1982	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,774.00	Public Records On File:	0
Revolving Line Utilization:	87.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 368155

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368155	$6,400	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368155. Member loan 368155 was requested on December 12, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	chris's Smog Shop	Debt-to-income ratio:	17.12%
Length of employment:	3 years	Location:	san francisco, CA

Home town:	Seattle
Current & past employers:	chris's Smog Shop
Education:	City college San Francisco

This borrower member posted the following loan description, which has not been verified:

Would like a method of refinancing my credit card debt into a fixed lower APR Currently my $7400 credit card debt carries more than 15% APR Refinancing my debt to a 2-3 year loan with 5-6% APR is what I would like Please inform me of my options

A credit bureau reported the following information about this borrower member on December 12, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,005.00	Public Records On File:	0
Revolving Line Utilization:	40.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 368166

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368166	$14,275	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368166. Member loan 368166 was requested on December 12, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$10,417 / month
Current employer:	Last Mile Logistics	Debt-to-income ratio:	1.47%
Length of employment:	7 years 11 months	Location:	Denver, CO

Home town:	Wheeling
Current & past employers:	Last Mile Logistics, FSA Network, Kmart
Education:	University of Denver, Daniels College of Business

This borrower member posted the following loan description, which has not been verified:

Small business logitistics and moving company in Denver with great business model is growing even though we are in a depression. We have recently moved from a 5000 sq ft warehouse to a 15000 sq ft warehouse so we can help take on the expansion of the business. The loan would help facilitate the expansion of the move and working capital to bring more business from marketing and sales. The business modle includes using all contractor labor as a percentage of sales allowing the company to command a higher margin dollar retention. The company owns outright most of its trucks, all warehouse equipment, including vaults, pads etc, forklift equipment and office furniture. Agent for major van line ( Steven?s) in Denver for Interstate, long distance and international relocations.

A credit bureau reported the following information about this borrower member on December 12, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,825.00	Public Records On File:	0
Revolving Line Utilization:	71.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 368168

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368168	$11,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368168. Member loan 368168 was requested on December 12, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	target	Debt-to-income ratio:	1.62%
Length of employment:	16 years	Location:	NORTH HOLLYWOOD, CA

Home town:	Mar del Plata
Current & past employers:	target
Education:	Instituto Industrial Pablo Tavelli

This borrower member posted the following loan description, which has not been verified:

Consolidate debts

A credit bureau reported the following information about this borrower member on December 12, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	41
Revolving Credit Balance:	$4,526.00	Public Records On File:	1
Revolving Line Utilization:	20.60%	Months Since Last Record:	25
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 368177

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368177	$15,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368177. Member loan 368177 was requested on December 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Retired	Debt-to-income ratio:	15.64%
Length of employment:	n/a	Location:	Denver, CO

Home town:
Current & past employers:	Retired, Former-Water Board / Current-Sports Bar
Education:

This borrower member posted the following loan description, which has not been verified:

I guess it comes with the downturn in the economy but we have had several thefts in our bar recently. Including our front door security camera. We need to get a new, more high-tech system installed. Additionally, we would like to upgrade our TVs and get new barstools. I am retired after 40 years with the water department and have now taken on this endevor with my son. I am a good candidate for this loan because the bar is doing well and I can afford to repay the loan with my retirement pay even if the business fails.

A credit bureau reported the following information about this borrower member on December 12, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1987	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	16
Revolving Credit Balance:	$16,554.00	Public Records On File:	0
Revolving Line Utilization:	66.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 368223

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368223	$15,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368223. Member loan 368223 was requested on December 13, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Snohomish County Sheriff's Office	Debt-to-income ratio:	9.62%
Length of employment:	11 months	Location:	Woodinville, WA

Home town:	Everett
Current & past employers:	Snohomish County Sheriff's Office, Seattle Police Department
Education:	Western Washington University

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate several credit cards and the remainder of my auto loan. My rates are more than acceptable now, I just want a fixed payment with a fixed term.

A credit bureau reported the following information about this borrower member on December 13, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1976	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,002.00	Public Records On File:	0
Revolving Line Utilization:	12.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 368243

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368243	$9,600	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368243. Member loan 368243 was requested on December 13, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	Visionary Home Builders of CA	Debt-to-income ratio:	8.52%
Length of employment:	5 years 1 month	Location:	Sacramento, CA

Home town:	San Diego
Current & past employers:	Visionary Home Builders of CA, ACLC, Inc.
Education:	California Polytechnic State University (CalPoly)

This borrower member posted the following loan description, which has not been verified:

Deciding it's time to get my retirement account going, and would like to completely fund my 2008 and 2009 limits. I have till April of 2009 to complete the 2008 funding, so there is still plenty of time.

A credit bureau reported the following information about this borrower member on December 13, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,309.00	Public Records On File:	0
Revolving Line Utilization:	3.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 368315

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368315	$5,650	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368315. Member loan 368315 was requested on December 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,233 / month
Current employer:	chartwells / compass group,usa	Debt-to-income ratio:	6.13%
Length of employment:	3 years	Location:	san francisco, CA

Home town:	casablanca
Current & past employers:	chartwells / compass group,usa, D-LEW ENTERPRISES,LLC
Education:	City College of San Francisco, universitie of toulous ,toulous, france, college moulay idriss,casablanca,morocco

This borrower member posted the following loan description, which has not been verified:

pay off all my 4 credit cards accounts as follow: washington mutual 7351: 3,500.00 bank of america 2460: 1,075.00 washington mutual 3756 : 650.00 american express 01007 : 565.00

A credit bureau reported the following information about this borrower member on December 14, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,473.00	Public Records On File:	0
Revolving Line Utilization:	23.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 368374

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368374	$12,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368374. Member loan 368374 was requested on December 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,583 / month
Current employer:	Toky Branding and Design	Debt-to-income ratio:	21.41%
Length of employment:	10 months	Location:	SAINT PETERS, MO

Home town:	Saint Louis
Current & past employers:	Toky Branding and Design, Joyce Meyer Ministries, The Creative Group, Dutchman Realty, CB Richard Ellis Group
Education:	Lindenwood University

This borrower member posted the following loan description, which has not been verified:

I need a low interest loan that will be used to consolidate approx. $15K of credit card debt (depending on the consolidation loan rate).

A credit bureau reported the following information about this borrower member on December 26, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,102.00	Public Records On File:	0
Revolving Line Utilization:	73.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 368428

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368428	$5,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368428. Member loan 368428 was requested on December 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Petco Animal Supplies	Debt-to-income ratio:	1.62%
Length of employment:	4 years 2 months	Location:	FORT LAUDERDALE, FL

Home town:	newburgh
Current & past employers:	Petco Animal Supplies, Target
Education:	Dutchess Community College

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate small balance credit cards due to high interest rates.

A credit bureau reported the following information about this borrower member on December 16, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1993	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	22
Revolving Credit Balance:	$3,005.00	Public Records On File:	0
Revolving Line Utilization:	50.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 368435

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368435	$7,500	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368435. Member loan 368435 was requested on December 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	St Mary's Women and children Center	Debt-to-income ratio:	21.30%
Length of employment:	5 months	Location:	BOSTON, MA

Home town:	Boston
Current & past employers:	St Mary's Women and children Center, City Of Boston
Education:

This borrower member posted the following loan description, which has not been verified:

Loan is need to pay outstanding bills. I am looking to pay off my bills so that I can have one lump bill every month instead of a lot of little ones to help myself get ahead and maybe one day buy a home for me and my children.

A credit bureau reported the following information about this borrower member on December 16, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,629.00	Public Records On File:	0
Revolving Line Utilization:	93.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 368445

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368445	$15,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368445. Member loan 368445 was requested on December 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,833 / month
Current employer:	Waffle Farm Campgrounds	Debt-to-income ratio:	21.34%
Length of employment:	24 years	Location:	Hillsdale, MI

Home town:	Coldwater
Current & past employers:	Waffle Farm Campgrounds, Wilson Excavating
Education:	Eastern Michigan University

This borrower member posted the following loan description, which has not been verified:

I am currently paying way too much for my HSBC Card and Capital One Bank Card. I am spending to much of my money on finance charges. Trying to get out from this burden faster. A few hundred dollars a month savings would help pay down the debt faster for me...Anything that the lending club can do to help is appreciated... Thankyou very much... William D. Green

A credit bureau reported the following information about this borrower member on December 26, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,049.00	Public Records On File:	0
Revolving Line Utilization:	66.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 368462

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368462	$12,250	13.67%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368462. Member loan 368462 was requested on December 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Colonial Physical Therapy	Debt-to-income ratio:	13.28%
Length of employment:	6 months	Location:	parlin, NJ

Home town:	new brunswick
Current & past employers:	Colonial Physical Therapy
Education:	middlesex county college

This borrower member posted the following loan description, which has not been verified:

Need loan to consolidate debt and also pay for school.

A credit bureau reported the following information about this borrower member on November 23, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,558.00	Public Records On File:	0
Revolving Line Utilization:	61.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 368470

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368470	$7,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368470. Member loan 368470 was requested on December 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	HSA-UWC	Debt-to-income ratio:	2.46%
Length of employment:	1 year 5 months	Location:	Philadelphia, PA

Home town:	Osaka
Current & past employers:	HSA-UWC, True World Foods
Education:	North Eastern University / UTS

This borrower member posted the following loan description, which has not been verified:

I need to get loan to pay for my sons education and pay off 2 credit cards loans

A credit bureau reported the following information about this borrower member on December 15, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,327.00	Public Records On File:	0
Revolving Line Utilization:	47.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 368488

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368488	$5,500	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368488. Member loan 368488 was requested on December 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	verizon wireless	Debt-to-income ratio:	5.53%
Length of employment:	10 years	Location:	moorpark, CA

Home town:	thousand oaks
Current & past employers:	verizon wireless, seqouia sandwich co.
Education:	Bakersfield College

This borrower member posted the following loan description, which has not been verified:

consolidate debt and extra cash for college education

A credit bureau reported the following information about this borrower member on December 16, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	47
Revolving Credit Balance:	$4,405.00	Public Records On File:	0
Revolving Line Utilization:	23.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 368493

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368493	$15,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368493. Member loan 368493 was requested on December 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Mastech/Kaiser Permanente	Debt-to-income ratio:	7.12%
Length of employment:	2 months	Location:	Pleasanton, CA

Home town:	lahore
Current & past employers:	Mastech/Kaiser Permanente, Ernst & Young LLP, University of Illinois at Chicago
Education:	Punjab University, Ferris State University, Kellogg School of Management - Northwestern University

This borrower member posted the following loan description, which has not been verified:

Hello, After being unemployed for a while in Chicago, recently I relocated to the Bay Area. Soon after I landed a decent job at a good firm. I am going to be working significant number of overtime hours this winter & spring. This should further increase my take home salary. I now have to buy a used but decent car. I'd also like to consolidate my credit card debt. It'll be great to make one payment each month and quickly pay off the debt. Fortunately I found a very nice and fully furnished 1 bedroom apartment. My rent is $1000/month and includes internet, cable, utilities, and etc. Other than 2 credit card paymentsand monthly cell phone bill, I don't have anyother major expenses. I try to live as frugally as possible and don't believe in biting more than I can chew. I don't drink and smoke. Thanks, Murtza Naseem

A credit bureau reported the following information about this borrower member on December 15, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	59
Revolving Credit Balance:	$24,803.00	Public Records On File:	1
Revolving Line Utilization:	77.50%	Months Since Last Record:	93
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 368542

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368542	$12,000	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368542. Member loan 368542 was requested on December 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$37,500 / month
Current employer:	Self employed	Debt-to-income ratio:	8.49%
Length of employment:	10 years 6 months	Location:	Annapolis, MD

Home town:	Annapolis
Current & past employers:	Self employed
Education:	Cornell University

This borrower member posted the following loan description, which has not been verified:

Thriving services company in need of short term cash infusion to cover expansion and acquisition costs. Will be repaid in less than 60 days, open to competitive rates.

A credit bureau reported the following information about this borrower member on December 15, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$224,090.00	Public Records On File:	0
Revolving Line Utilization:	40.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 368578

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368578	$12,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368578. Member loan 368578 was requested on December 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Laughing Buddha Brewing Co.	Debt-to-income ratio:	10.99%
Length of employment:	1 year 10 months	Location:	Seattle, WA

Home town:	Jamestown
Current & past employers:	Laughing Buddha Brewing Co., Puget Sound Blood Center, University of Washington, Seattle Cancer Care Alliance
Education:	University of Washington at Seattle

This borrower member posted the following loan description, which has not been verified:

Laughing Buddha Brewing Company is an innovative startup brewery in Seattle, WA, crafting unique styles of beer. In under two years of business, Laughing Buddha has gained attention of local media and craft beer publications for their creative beers such as Ginger Pale Ale and Mango Weizen. Their beers are sold in Washington state in high-end grocery stores such as Whole Foods, speciality beer stores, gastropubs, and restaurants. Laughing Buddha is expanding distribution to Portland, Oregon and Vancouver, B.C. in January 2009. Laughing Buddha Brewing Company needs additional working capital to fund an increased inventory to support expanded distribution. Monies raised will be used to pay for raw ingredients such as malted barley and hops, bottling, and other expenses. Help fuel a fast growing and innovative new craft brewery!

A credit bureau reported the following information about this borrower member on December 15, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,109.00	Public Records On File:	0
Revolving Line Utilization:	81.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 368656

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368656	$10,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368656. Member loan 368656 was requested on December 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	Context	Debt-to-income ratio:	16.34%
Length of employment:	6 years	Location:	Philadelphia, PA

Home town:	Stonington
Current & past employers:	Context
Education:	Macalester College, St. John's College, The Wharton School, University of Pennsylvania

This borrower member posted the following loan description, which has not been verified:

We are a $2m annual revenue travel business, operating in the niche of scholar-led walking tours for upscale clients. We are looking for a small loan to underwrite our expansion into custom trip development and packaged tours. We need the capital mostly for marketing purposes.

A credit bureau reported the following information about this borrower member on December 16, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1989	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	13
Revolving Credit Balance:	$78,653.00	Public Records On File:	0
Revolving Line Utilization:	64.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 368667

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368667	$3,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368667. Member loan 368667 was requested on December 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	Delaware Moving and Storage	Debt-to-income ratio:	14.16%
Length of employment:	8 years	Location:	Bear, DE

Home town:	Indianapolis
Current & past employers:	Delaware Moving and Storage
Education:	Wilmington University

This borrower member posted the following loan description, which has not been verified:

I would like to borrow 7000 so that I can fix up some things in my home.

A credit bureau reported the following information about this borrower member on December 16, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1991	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,162.00	Public Records On File:	0
Revolving Line Utilization:	44.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

Member Payment Dependent Notes Series 368673

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368673	$15,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368673. Member loan 368673 was requested on December 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$18,250 / month
Current employer:	NF Consulting	Debt-to-income ratio:	3.08%
Length of employment:	3 years 3 months	Location:	Cedar Park, TX

Home town:	Fairfield
Current & past employers:	NF Consulting
Education:	University of Houston

This borrower member posted the following loan description, which has not been verified:

Looking for a loan to purchase equipment for a sandwich shop we are opening. This loan is an interim loan as we wait for our SBA loan to close as we would like to keep moving forward and get a leg up on opening.

A credit bureau reported the following information about this borrower member on December 16, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	62
Revolving Credit Balance:	$4,634.00	Public Records On File:	0
Revolving Line Utilization:	26.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 368709

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368709	$5,375	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368709. Member loan 368709 was requested on December 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,042 / month
Current employer:	Black Hills Truck and Trailer	Debt-to-income ratio:	23.36%
Length of employment:	3 months	Location:	BLACK HAWK, SD

Home town:	Rapid City
Current & past employers:	Black Hills Truck and Trailer, U.S. Army
Education:

This borrower member posted the following loan description, which has not been verified:

I have a few small loans and a credit card. and owe money to a friend. I'd like to get this loan to take care of all that and only have one payment.

A credit bureau reported the following information about this borrower member on December 16, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,039.00	Public Records On File:	0
Revolving Line Utilization:	50.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 368765

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368765	$5,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368765. Member loan 368765 was requested on December 25, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	foxfield trans	Debt-to-income ratio:	14.02%
Length of employment:	8 years	Location:	n.easton, MA

Home town:	boston
Current & past employers:	foxfield trans, quirk ford
Education:	sequoia auto training

This borrower member posted the following loan description, which has not been verified:

lap top, night courses, books,pay off high interest best buy card. Thank You All.

A credit bureau reported the following information about this borrower member on December 25, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,011.00	Public Records On File:	0
Revolving Line Utilization:	43.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 368884

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368884	$5,500	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368884. Member loan 368884 was requested on December 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Annapolitan	Debt-to-income ratio:	10.02%
Length of employment:	2 months	Location:	Annapolis, MD

Home town:	Albany
Current & past employers:	Annapolitan, Rams Head Tavern
Education:	Suny Morissville, Hudson Valley Community College, UMBC

This borrower member posted the following loan description, which has not been verified:

I am purchasing a 1998 Volkswagon Golf with only 65,000 miles on it. I started a new career as a Activities Director at an assisted living facility and so got behind a little in bills. I am now caught up and need the additional money to purchase the vehicle. Thanks, Ralph

A credit bureau reported the following information about this borrower member on December 17, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	30
Revolving Credit Balance:	$5,069.00	Public Records On File:	0
Revolving Line Utilization:	75.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 368897

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368897	$11,200	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368897. Member loan 368897 was requested on December 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Leonard D Marsocci CPA PA	Debt-to-income ratio:	4.48%
Length of employment:	6 years	Location:	TAMPA, FL

Home town:	Rochester
Current & past employers:	Leonard D Marsocci CPA PA, Cherry, Bekart, and Holland LLP
Education:	University of Central Florida

This borrower member posted the following loan description, which has not been verified:

I have 4 credit card totalling about 9,000 in debt. I will use this loan to pay off all my credit cards.

A credit bureau reported the following information about this borrower member on December 17, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	40
Revolving Credit Balance:	$4,712.00	Public Records On File:	0
Revolving Line Utilization:	56.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 368907

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368907	$5,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368907. Member loan 368907 was requested on December 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	Sodexo INC.	Debt-to-income ratio:	9.65%
Length of employment:	6 years	Location:	Oklahoma City, OK

Home town:	Oklahoma City
Current & past employers:	Sodexo INC., Gauchos Grill
Education:	Platt College-Oklahoma City

This borrower member posted the following loan description, which has not been verified:

I will be using the loan to consolidate my debt and pay it off more quickly and in a simpler manor.

A credit bureau reported the following information about this borrower member on December 17, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,608.00	Public Records On File:	0
Revolving Line Utilization:	60.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 368924

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368924	$13,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368924. Member loan 368924 was requested on December 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	Centro Civico	Debt-to-income ratio:	14.38%
Length of employment:	10 years	Location:	Rochester, NY

Home town:
Current & past employers:	Centro Civico, SUNY Research Foundation
Education:

This borrower member posted the following loan description, which has not been verified:

Wiped out cash reserves and used part of credit card to install two new furnaces and make home repairs. Would rather pay people over time than credit card companies. Would also roll over existing Lending Club loan into this loan for one payment.

A credit bureau reported the following information about this borrower member on December 17, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1989	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,109.00	Public Records On File:	0
Revolving Line Utilization:	9.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 368954

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368954	$2,500	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368954. Member loan 368954 was requested on December 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	usps	Debt-to-income ratio:	10.92%
Length of employment:	18 years	Location:	BROCKTON, MA

Home town:
Current & past employers:	usps
Education:

This borrower member posted the following loan description, which has not been verified:

repairs to bathroom

A credit bureau reported the following information about this borrower member on December 17, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1993	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,510.00	Public Records On File:	0
Revolving Line Utilization:	41.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 368965

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368965	$1,200	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368965. Member loan 368965 was requested on December 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$3,333 / month
Current employer:	Fiserv	Debt-to-income ratio:	7.26%
Length of employment:	n/a	Location:	Milwaukee, WI

Home town:	Madison
Current & past employers:	Fiserv, Johnson Controls
Education:	Marquette University

This borrower member posted the following loan description, which has not been verified:

Personal loan.

A credit bureau reported the following information about this borrower member on December 17, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,770.00	Public Records On File:	0
Revolving Line Utilization:	18.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 369008

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369008	$8,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369008. Member loan 369008 was requested on December 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	n/a	Debt-to-income ratio:	8.48%
Length of employment:	n/a	Location:	Fairborn, OH

Home town:	Dayton
Current & past employers:	V A Medical Center
Education:	Siena Heights University

This borrower member posted the following loan description, which has not been verified:

I am requesting money to pay off the credit card bills I have racked up due to retirement 7-07 and not getting my SS until 10-08and beingshort on money. I would really appreciate the loan----thanks---Dan

A credit bureau reported the following information about this borrower member on December 17, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,840.00	Public Records On File:	0
Revolving Line Utilization:	24.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 369017

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369017	$15,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369017. Member loan 369017 was requested on December 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	costco wholesale	Debt-to-income ratio:	22.10%
Length of employment:	26 years	Location:	sanford, FL

Home town:	Bronx
Current & past employers:	costco wholesale
Education:	CUNY Bronx Community College

This borrower member posted the following loan description, which has not been verified:

trying to pay all my bills in one payment

A credit bureau reported the following information about this borrower member on December 17, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	63
Revolving Credit Balance:	$23,535.00	Public Records On File:	1
Revolving Line Utilization:	66.70%	Months Since Last Record:	69
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 369039

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369039	$10,800	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369039. Member loan 369039 was requested on December 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,000 / month
Current employer:	First Data	Debt-to-income ratio:	12.79%
Length of employment:	1 year 3 months	Location:	Sacramento, CA

Home town:	Baltimore
Current & past employers:	First Data
Education:	Towson University

This borrower member posted the following loan description, which has not been verified:

Hello, I am seeking to borrow money in order to consolidate credit card debt and a high interest loan. I am a reliable payer and have no late payments in my credit history. I am seeking to consolidate my debt because I paid for some graduate school expenses with my credit cards, as well as utilizing a higher interest personal loan. Due to the current financial economy, I was not able to obtain a student loan. I usually obtain my student loans through TERI, which is currently in reorganization and is not accepting new loans. I go to law school part time in the evening (don't hold this against me for those of you who may not be fond of lawyers) and work full time as a senior business analyst. I will be consolidating the personal loan, as well as some credit card debt. The payment of this loan ($378) will be lower than what I am currently paying for these debts ($294 for the loan, $75/month for two different credit cards that I plan to pay off). In addition, the interest rate on this loan is lower than all rates on these three items. Thank-you for your consideration - again, I have no late payments or any other negative credit history. My only issue is that I have high revolving debt because I paid for some education expenses using credit. I appreciate your consideration.

A credit bureau reported the following information about this borrower member on December 17, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,598.00	Public Records On File:	0
Revolving Line Utilization:	97.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 369055

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369055	$12,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369055. Member loan 369055 was requested on December 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,750 / month
Current employer:	Project HOPE	Debt-to-income ratio:	8.68%
Length of employment:	27 years 3 months	Location:	Berryville, VA

Home town:	Winchester
Current & past employers:	Project HOPE
Education:

This borrower member posted the following loan description, which has not been verified:

Pay off auto loan and pay off credit card to get to one bill payment.

A credit bureau reported the following information about this borrower member on December 18, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1985	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,336.00	Public Records On File:	0
Revolving Line Utilization:	7.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369062

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369062	$15,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369062. Member loan 369062 was requested on December 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,167 / month
Current employer:	Wink Companies, LLC.	Debt-to-income ratio:	14.34%
Length of employment:	3 years 4 months	Location:	Denham Springs, LA

Home town:	New Orleans
Current & past employers:	Wink Companies, LLC., Professional Engineering Consultants
Education:	Louisiana State University-System Office (LSU)

This borrower member posted the following loan description, which has not been verified:

JC Customs provides mobile and marine audio. We also have a cutting edge men's and womens's clothing line coming out soon. We sell ATV and scooters around the Holiday season.

A credit bureau reported the following information about this borrower member on December 18, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	34	Months Since Last Delinquency:	18
Revolving Credit Balance:	$388.00	Public Records On File:	0
Revolving Line Utilization:	4.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 369078

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369078	$6,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369078. Member loan 369078 was requested on December 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Fujitsu Consulting	Debt-to-income ratio:	6.14%
Length of employment:	1 year	Location:	Suwanee, GA

Home town:	Brenham
Current & past employers:	Fujitsu Consulting, Ciba-Vision (a Novartis company), Hewlett-Packard
Education:	Florida State University, United Kingdom - Open University

This borrower member posted the following loan description, which has not been verified:

Pay off higher interest rate credit cards (12% - 21%)

A credit bureau reported the following information about this borrower member on December 18, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1986	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,455.00	Public Records On File:	0
Revolving Line Utilization:	20.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 369080

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369080	$12,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369080. Member loan 369080 was requested on December 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Toyota Motor Sales	Debt-to-income ratio:	15.96%
Length of employment:	2 years	Location:	Silver Spring, MD

Home town:	Pasadena
Current & past employers:	Toyota Motor Sales, University of Miami
Education:	University of Miami

This borrower member posted the following loan description, which has not been verified:

I am looking for a loan to help me break my lease and start a new career 1400 miles away.

A credit bureau reported the following information about this borrower member on December 18, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 369084

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369084	$4,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369084. Member loan 369084 was requested on December 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,000 / month
Current employer:	Kelly Services	Debt-to-income ratio:	18.35%
Length of employment:	4 years	Location:	winter garden, FL

Home town:	orlando
Current & past employers:	Kelly Services
Education:

This borrower member posted the following loan description, which has not been verified:

I have medical and credit cards bills that are getting overwhelming. This loan will be able to help alot because i will be able to pay just one monthly bill instead of paying all separate bills.

A credit bureau reported the following information about this borrower member on December 18, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,272.00	Public Records On File:	0
Revolving Line Utilization:	38.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369102

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369102	$5,000	17.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369102. Member loan 369102 was requested on December 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,824 / month
Current employer:	BEARINGPOINT INC	Debt-to-income ratio:	2.27%
Length of employment:	2 years 6 months	Location:	SACRAMENTO, CA

Home town:
Current & past employers:	BEARINGPOINT INC
Education:

This borrower member posted the following loan description, which has not been verified:

Personal Loan for clearing off.

A credit bureau reported the following information about this borrower member on December 18, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,160.00	Public Records On File:	0
Revolving Line Utilization:	9.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

Member Payment Dependent Notes Series 369105

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369105	$15,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369105. Member loan 369105 was requested on December 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Siena Salon	Debt-to-income ratio:	3.46%
Length of employment:	22 years	Location:	Houston, TX

Home town:
Current & past employers:	Siena Salon
Education:

This borrower member posted the following loan description, which has not been verified:

Our company is developing a website to add an additional revenue channel to our existing operations. Our current business profile is: Industry: Hair/Beauty Salon Annual Revenue (2008): e.$400,000+ Years in Business: 6 (as LLC; 22 total) Use of Proceeds: Develop website (e. $30,000 total; we're paying out of pocket for much of that). Website will not generate any money until complete, so the project must be paid in full before it returns anything on our investment. Current FCF supports debt service of this loan even without any revenue from website. Other info: Business currently has a $90,000, 5 year loan @ 6.25% residual from a $250,000 buildout two years ago. Would normally go to our bank for the website development money, but they have a current cap of $100,000 and other banks would want a UCC release from the first bank to loan us anything...which won't happen obviously. Personal info: No other personal revolving debt. Have a couple of personal credit cards with balances, but they were used for business purposes so the business pays those balances. As for genuine personally originated debt, I don't have any (other than house and car payments of course).

A credit bureau reported the following information about this borrower member on December 18, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	41	Months Since Last Delinquency:	17
Revolving Credit Balance:	$14,344.00	Public Records On File:	0
Revolving Line Utilization:	38.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369114

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369114	$14,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369114. Member loan 369114 was requested on December 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Con Edison	Debt-to-income ratio:	11.46%
Length of employment:	3 years	Location:	Staten Island, NY

Home town:	danberry
Current & past employers:	Con Edison, U.S.I.S
Education:	Lincoln Technical Institute

This borrower member posted the following loan description, which has not been verified:

I'm requesting this loan to pay off credit cards that have a high interest rate.

A credit bureau reported the following information about this borrower member on November 21, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1988	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,523.00	Public Records On File:	1
Revolving Line Utilization:	35.90%	Months Since Last Record:	92
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369118

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369118	$13,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369118. Member loan 369118 was requested on December 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,850 / month
Current employer:	State of California	Debt-to-income ratio:	16.04%
Length of employment:	3 years	Location:	Citrus Heights, CA

Home town:	Sacramento
Current & past employers:	State of California
Education:	California State University-Chico (CSU Chico)

This borrower member posted the following loan description, which has not been verified:

The purpose of this loan is to consolidate debt from several credit cards into one lower-interest payment. My girlfriend and I both have government jobs and recently bought a home. We are trying to implement a budget, tie up lose ends, and manage our money better. We are in good shape financially... especially if we can pay off these damn credit cards! Thanks!

A credit bureau reported the following information about this borrower member on December 3, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,671.00	Public Records On File:	0
Revolving Line Utilization:	60.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 369164

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369164	$5,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369164. Member loan 369164 was requested on December 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,750 / month
Current employer:	Tolliver Group	Debt-to-income ratio:	15.21%
Length of employment:	1 month	Location:	Palm Bay, FL

Home town:	Georgetown
Current & past employers:	Tolliver Group, AT&T Government Solutions, Raytheon Systems
Education:	Strayer University at Washington, DC, Villanova University

This borrower member posted the following loan description, which has not been verified:

We have about 7,000 in savings and need another 5,000 to cover the costs. Everything else should be covered by insurance.

A credit bureau reported the following information about this borrower member on December 18, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	24
Revolving Credit Balance:	$1,015.00	Public Records On File:	0
Revolving Line Utilization:	25.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369197

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369197	$15,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369197. Member loan 369197 was requested on December 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	David Burre Engineers & Survyors, Inc.	Debt-to-income ratio:	15.02%
Length of employment:	3 years 6 months	Location:	Marietta, GA

Home town:	Amman
Current & past employers:	David Burre Engineers & Survyors, Inc., L&R Promotions, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Me and my husband are in the final stages of starting a Group Home for under priviledged children. The state pays us on a monthly basis and we are currently under funded because of the amont of time it has taken to get through zoning and licensing. The current overhead including the staff payroll is $12,000 per month, we will gross $32,508.00 after we get kids placed in the home. We are so very close and we have worked incredibly hard to see this through. We need this loan to get us up and running.

A credit bureau reported the following information about this borrower member on December 19, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,882.00	Public Records On File:	0
Revolving Line Utilization:	31.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 369207

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369207	$7,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369207. Member loan 369207 was requested on December 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,083 / month
Current employer:	Pizza Hut	Debt-to-income ratio:	12.82%
Length of employment:	3 years 9 months	Location:	Brooklyn Park, MN

Home town:	Minneapolis
Current & past employers:	Pizza Hut, Hennepin County Family Court
Education:	Anoka Ramsey Community College

This borrower member posted the following loan description, which has not been verified:

I am looking to borrow $5,000 so I can finance the rest of my upcoming sailplane purchase. I have saved up $6,500 in my bank account over the last six to seven months. I need roughly $5,000 more in order to purchase my first ever sailplane. A sailplane is a small engine-less aircraft that relies solely on convection (moving air) in the atmosphere to stay aloft. It is truly a wonderful sport. Gliders can travel hundreds of miles, fly at speeds over 150 mph, and climb thousands of feet into the sky. This is my dream, and one of my biggest ambitions to do well in life. I am financing the rest now so I can fly right away in the spring when the season starts. This will allow me to save a lot of money because I won't need to rent a glider, which costs $60 per hour. I am always on time with my payments. My credit scores are 764, 760, and 773 (Equifax, TransUnion, and Experian respectively). I am 24 years old and I have no monthly housing or rent payment as I am living with my parents until I am finished with college. The Sailplane I will be buying is in very nice condition. It is an Aviastroitel AC4a fiberglass composite glider. Thank you for your consideration, Kevin Pater

A credit bureau reported the following information about this borrower member on December 18, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,944.00	Public Records On File:	0
Revolving Line Utilization:	22.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369213

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369213	$5,000	16.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369213. Member loan 369213 was requested on December 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,167 / month
Current employer:	inskip	Debt-to-income ratio:	2.91%
Length of employment:	1 year 1 month	Location:	Pawtucket, RI

Home town:	Providence
Current & past employers:	inskip
Education:	Universal Technical Institute of Massachusetts Inc.

This borrower member posted the following loan description, which has not been verified:

i am using this money for business purposes

A credit bureau reported the following information about this borrower member on December 18, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2005	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,136.00	Public Records On File:	0
Revolving Line Utilization:	36.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 369230

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369230	$6,500	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369230. Member loan 369230 was requested on December 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,040 / month
Current employer:	macys	Debt-to-income ratio:	21.32%
Length of employment:	6 years	Location:	tacoma, WA

Home town:	subic bay
Current & past employers:	macys, Target
Education:	Eastern Washington University

This borrower member posted the following loan description, which has not been verified:

My parents didn't help me out as far as college expenses were concerned. I had to use credit cards for my books and supplies. The interest rates are too high for them right now, so I want to consolidate them for a lower interest rate. Thank you so much for your time and consideration.

A credit bureau reported the following information about this borrower member on December 19, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,148.00	Public Records On File:	0
Revolving Line Utilization:	40.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 369240

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369240	$1,500	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369240. Member loan 369240 was requested on December 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,667 / month
Current employer:	Virginia Department of Social Services	Debt-to-income ratio:	20.75%
Length of employment:	2 years	Location:	Richmond, VA

Home town:	Addis Ababa
Current & past employers:	Virginia Department of Social Services
Education:	Virginia Commonwealth University

This borrower member posted the following loan description, which has not been verified:

I need this loan to pay off some debt I owe and to meet some expenses during this holiday season and to send money to family overseas who are in need of financial assistance.

A credit bureau reported the following information about this borrower member on December 19, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	56
Revolving Credit Balance:	$920.00	Public Records On File:	0
Revolving Line Utilization:	21.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369249

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369249	$7,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369249. Member loan 369249 was requested on December 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,833 / month
Current employer:	Diamond RV	Debt-to-income ratio:	10.41%
Length of employment:	8 years 2 months	Location:	Chicopee, MA

Home town:	Springfield
Current & past employers:	Diamond RV
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to payoff my Bank of America credit card, because I had a balance on the card at 10.9%. Without ever being late on a payment or any additional charges, they raised my interest rate to 24.99%. They told me I could close the account and they would lock the rate in at 7.50%. So I volunteered to close the account and they didn't hold up their end of the agreement. They gave me the account balance locked in at 23.99%. I would like to use this loan to pay off the balance of $6967.67 and tell them to take the card and stuff it. My husband and I both work full time and pay our bills on time.

A credit bureau reported the following information about this borrower member on December 19, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	31	Months Since Last Delinquency:	23
Revolving Credit Balance:	$19,564.00	Public Records On File:	2
Revolving Line Utilization:	46.90%	Months Since Last Record:	78
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 369267

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369267	$9,200	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369267. Member loan 369267 was requested on December 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,500 / month
Current employer:	N/A - Freelance	Debt-to-income ratio:	21.50%
Length of employment:	3 years 2 months	Location:	Dallas, TX

Home town:
Current & past employers:	N/A - Freelance
Education:

This borrower member posted the following loan description, which has not been verified:

My father was recently diagnosed with cancer. I lent my parents my credit card to use for a vacation while my dad is still able. However, my mom spent too much on it and ran it over the credit limit. As a result, the credit card company has jacked up the rate on me to a ridiculous amount. I would like to refinance the balance into a lower rate loan through LendingClub so that I may pay it off sooner. Thank you for reading.

A credit bureau reported the following information about this borrower member on December 19, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$51,812.00	Public Records On File:	0
Revolving Line Utilization:	86.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369291

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369291	$8,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369291. Member loan 369291 was requested on December 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Crossbow Technologies	Debt-to-income ratio:	14.58%
Length of employment:	7 years 9 months	Location:	Santa Clara, CA

Home town:	Cocoa Beach
Current & past employers:	Crossbow Technologies, Crossbow Technologies
Education:

This borrower member posted the following loan description, which has not been verified:

I'm looking to consolidate all of my short-term debt at one, reasonable interest rate, so that I may get it all paid off more quickly. Two of my credit cards are at 24% APR. This loan will lower my monthly outgo and allow me to quit paying the credit companies so much interest. All THREE credit scores are at or above 700...long, excellent credit history. NO LATES, NO DELINQUENTS, ETC. Make more than $75,000 per year. Homeowner for the past 10+ years at the same residence. I am and will be an excellent borrower!

A credit bureau reported the following information about this borrower member on December 19, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,692.00	Public Records On File:	0
Revolving Line Utilization:	92.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 369302

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369302	$4,800	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369302. Member loan 369302 was requested on December 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	Cisco Systems	Debt-to-income ratio:	7.38%
Length of employment:	16 years	Location:	Roseville, CA

Home town:
Current & past employers:	Cisco Systems
Education:	University of California-Irvine (UCI)

This borrower member posted the following loan description, which has not been verified:

Hi i'm opening a vanguard cleaning franchise and i need an additional 4800 to cover my down payment.

A credit bureau reported the following information about this borrower member on December 19, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,399.00	Public Records On File:	0
Revolving Line Utilization:	41.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 369309

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369309	$10,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369309. Member loan 369309 was requested on December 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,917 / month
Current employer:	SGT	Debt-to-income ratio:	11.02%
Length of employment:	1 year 6 months	Location:	greenbelt, MD

Home town:	Fresh meadows
Current & past employers:	SGT, SGT/NASA
Education:	SUNY at Stonybrook

This borrower member posted the following loan description, which has not been verified:

This loan is to offset a high APR rate from a personal loan

A credit bureau reported the following information about this borrower member on December 19, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,710.00	Public Records On File:	0
Revolving Line Utilization:	5.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369320

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369320	$13,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369320. Member loan 369320 was requested on December 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,667 / month
Current employer:	Fire Design Specialties	Debt-to-income ratio:	14.05%
Length of employment:	9 years 1 month	Location:	Clovis, CA

Home town:	Flint
Current & past employers:	Fire Design Specialties, Safeguard Fire Protection
Education:	The University of Texas at El Paso

This borrower member posted the following loan description, which has not been verified:

I am the owner of Fire Design Specialties in Clovis, CA. I have been in business since Nov. 1999 as a sole proprietor. I work in my home designing fire sprinkler systems in CAD for fire sprinkler contractors around the country. I have no employees. I've been doing this line of work since I was in high school (1985). The requested loan amount represents ~15% of my average annual income for the last 2 years. I can provide my last 2 tax returns upon request. Work has slowed more than usual for this time of year, so I need a "bridge" loan to get me to the work I have coming in January. My income is our only source of $$.

A credit bureau reported the following information about this borrower member on December 19, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1989	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,551.00	Public Records On File:	1
Revolving Line Utilization:	43.80%	Months Since Last Record:	93
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369335

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369335	$3,500	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369335. Member loan 369335 was requested on December 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	CompuXparts, LLC	Debt-to-income ratio:	14.70%
Length of employment:	4 years 5 months	Location:	COLORADO SPRINGS, CO

Home town:	Marquette
Current & past employers:	CompuXparts, LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: This loan will be used to purchase a POS (point of sale) upgrade. My financial situation: CompuXparts first day of business was September 8th 2004. Since then we have seen CompuXparts grow with the addition of 5 full time employees and over 2 Million Dollars in sales as we approach our 5th year of Business. Our customer base has grown significantly with many repeat customers, large businesses and other computer / repair shops buying parts from us. Our business has always been customer focused and has been the key to our success. With this increase in customers, it has been obvious that in order to maintain our growth we will need to upgrade our current point of sale system. The upgrade will allow for better inventory tracking and eventual ecommerce implementation. To achieve our objectives, CompuXparts is seeking $10,000 in loan financing. This loan will be paid from the cash flow from the business, and will be secured by the assets of the company, and backed by the character, experience and personal guarantees of the owner. CompuXparts has surpassed all expectations and has proven that we are here to stay. We are confident that we will continue to offer the kind of quality service that helped us earn our reputation.

A credit bureau reported the following information about this borrower member on December 19, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,539.00	Public Records On File:	0
Revolving Line Utilization:	92.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369355

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369355	$10,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369355. Member loan 369355 was requested on December 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,667 / month
Current employer:	ACSC	Debt-to-income ratio:	18.30%
Length of employment:	6 years	Location:	LONG BEACH, CA

Home town:	Elmira
Current & past employers:	ACSC, Hyatt Regency Hotels
Education:	Illinois State University

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate my debt so that I can make one monthly payment to get the payments under control. So that I can have all debts paid within 3 years or less so that I am able to focus on going back to school.I will use the funds to pay off 7 debts and to close the accounts that I will not be using. I realize I do not need all of these credit cards. $3500 Citibank $1700 Directs Merchants Bank $1000 WAMU $815 GAP $946 Bill-Me-Later $1410 Best Buy $507 Sears

A credit bureau reported the following information about this borrower member on December 20, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,155.00	Public Records On File:	0
Revolving Line Utilization:	73.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 369356

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369356	$6,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369356. Member loan 369356 was requested on December 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	n/a	Debt-to-income ratio:	14.54%
Length of employment:	n/a	Location:	DETROIT, MI

Home town:	DETROIT
Current & past employers:	FORD
Education:

This borrower member posted the following loan description, which has not been verified:

I WANT TO PUT NEW CABINETS IN MY KITCHEN, NEW STOVE,REFRIGRATOR. AS YOU SEE I HAVE GOOD CREDIT.

A credit bureau reported the following information about this borrower member on December 20, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1991	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,434.00	Public Records On File:	0
Revolving Line Utilization:	4.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369360

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369360	$1,200	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369360. Member loan 369360 was requested on December 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	LSI Logic	Debt-to-income ratio:	18.78%
Length of employment:	5 years 7 months	Location:	Wichita, KS

Home town:	Zaragosa Air Force Base
Current & past employers:	LSI Logic, US Postal Service (USPS)
Education:	Wichita State University

This borrower member posted the following loan description, which has not been verified:

Just need some extra Christmas cash for the holidays.

A credit bureau reported the following information about this borrower member on December 20, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,086.00	Public Records On File:	0
Revolving Line Utilization:	32.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 369400

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369400	$5,000	18.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369400. Member loan 369400 was requested on December 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Godwin Landscape	Debt-to-income ratio:	11.39%
Length of employment:	1 year	Location:	BIRMINGHAM, AL

Home town:	decatur
Current & past employers:	Godwin Landscape, lbvd
Education:	auburn

This borrower member posted the following loan description, which has not been verified:

$5000 Loan to consolidate debt.

A credit bureau reported the following information about this borrower member on December 20, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	10	Months Since Last Delinquency:	10
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 369405

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369405	$7,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369405. Member loan 369405 was requested on December 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,250 / month
Current employer:	Dept of Navy-Naval Air Systems Command	Debt-to-income ratio:	5.10%
Length of employment:	28 years 9 months	Location:	Solomons, MD

Home town:	Philadelphia
Current & past employers:	Dept of Navy-Naval Air Systems Command
Education:	University of Maryland-University College, Defense Acquisition University

This borrower member posted the following loan description, which has not been verified:

Pay off revolving credit

A credit bureau reported the following information about this borrower member on December 24, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1986	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	50	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,923.00	Public Records On File:	0
Revolving Line Utilization:	27.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 369406

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369406	$3,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369406. Member loan 369406 was requested on December 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,071 / month
Current employer:	St. John Health	Debt-to-income ratio:	18.01%
Length of employment:	4 months	Location:	WIXOM, MI

Home town:	South Lyon
Current & past employers:	St. John Health, Darden Restaurants
Education:	Eastern Michigan University

This borrower member posted the following loan description, which has not been verified:

I would like to increase my cash availability mainly to potentially be used for emergencies. While my income to expese flow is solvent and I have some spare cash, I would like to protect myself against uncertainty and am willing to take a small loan out for it.

A credit bureau reported the following information about this borrower member on December 22, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,851.00	Public Records On File:	0
Revolving Line Utilization:	12.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 369426

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369426	$6,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369426. Member loan 369426 was requested on December 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,833 / month
Current employer:	frankford hospital	Debt-to-income ratio:	8.44%
Length of employment:	12 years	Location:	BENSALEM, PA

Home town:	tine
Current & past employers:	frankford hospital
Education:	Shenandoah University

This borrower member posted the following loan description, which has not been verified:

This money will be used to cover part of my sister wedding. wedding is chrismass night.

A credit bureau reported the following information about this borrower member on December 21, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,529.00	Public Records On File:	0
Revolving Line Utilization:	50.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 369431

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369431	$15,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369431. Member loan 369431 was requested on December 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,667 / month
Current employer:	CUNA Mutual Group	Debt-to-income ratio:	8.10%
Length of employment:	5 years 6 months	Location:	Cypress, TX

Home town:	Las Vegas
Current & past employers:	CUNA Mutual Group, Hand Benefits and Trust
Education:	Texas A&M University

This borrower member posted the following loan description, which has not been verified:

We own a Pediatric office in Las Vegas, NV. There are two offices with three providers. We have over $600,000 annually in revenue. Our second office is new and we are looking for operating capital for this new office. We anticipate this new office will be growing rapidly and anticipate revenue's doubling in the next year.

A credit bureau reported the following information about this borrower member on December 20, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1991	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	45
Revolving Credit Balance:	$25,311.00	Public Records On File:	0
Revolving Line Utilization:	53.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 369434

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369434	$5,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369434. Member loan 369434 was requested on December 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	Prince George County Public Schools	Debt-to-income ratio:	12.11%
Length of employment:	6 months	Location:	COLLEGE PARK, MD

Home town:	Denver
Current & past employers:	Prince George County Public Schools, Washington Executive Services, Shugoll Research
Education:	Howard University, Colorado State University (CSU)

This borrower member posted the following loan description, which has not been verified:

I am requesting the loan so that I may pay off credit card debt, much of which I acquired while financing the first part an alternative teaching certification program, which was unpaid. I'd say that the other largest portion of my debt came during school (books, plane tickets home) and other things long forgotten. What I'm looking to do now is pay my debt down/off, and start fresh with the tools and knowledge to make my ultimate goal of financial security a reality.

A credit bureau reported the following information about this borrower member on December 20, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	15	Months Since Last Delinquency:	19
Revolving Credit Balance:	$10,523.00	Public Records On File:	0
Revolving Line Utilization:	57.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369438

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369438	$15,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369438. Member loan 369438 was requested on December 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	AarhusKarlshamn	Debt-to-income ratio:	7.28%
Length of employment:	4 years 9 months	Location:	Plainsboro, NJ

Home town:	USA
Current & past employers:	AarhusKarlshamn
Education:	NJIT

This borrower member posted the following loan description, which has not been verified:

Hello, I am requesting a personal loan for $15,000 as payment for graduate college fees for my wife.I am employed as a mechanical engineer for last 4 years and 6 months. Please consider my request for a personal loan. thankyou Binu Eapen

A credit bureau reported the following information about this borrower member on December 20, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,108.00	Public Records On File:	0
Revolving Line Utilization:	82.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369488

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369488	$3,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369488. Member loan 369488 was requested on December 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,627 / month
Current employer:	univ of the pacific	Debt-to-income ratio:	6.88%
Length of employment:	16 years	Location:	manteca, CA

Home town:	Hayward
Current & past employers:	univ of the pacific
Education:	uop

This borrower member posted the following loan description, which has not been verified:

new hard wood floor, new dishwasher, stove, and cabinetes.

A credit bureau reported the following information about this borrower member on December 21, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	9	Months Since Last Delinquency:	16
Revolving Credit Balance:	$3,190.00	Public Records On File:	0
Revolving Line Utilization:	15.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 369492

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369492	$12,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369492. Member loan 369492 was requested on December 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,750 / month
Current employer:	Prodigy Investments	Debt-to-income ratio:	3.81%
Length of employment:	1 year 3 months	Location:	Washington, DC

Home town:	Bradenton
Current & past employers:	Prodigy Investments, Citigroup Inc.
Education:	Georgetown University, Clemson University

This borrower member posted the following loan description, which has not been verified:

Looking for funding to cover educational expenses associated with an executive certificate program be offered by a local university. Loan will be used to cover tuition expenses and associated fees. The program will add to my professional development and credibility as a private consultant, but is not qualified for traditional lending programs through the university, because it is an executive certificate program as opposed to a diploma program.

A credit bureau reported the following information about this borrower member on December 21, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1988	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	28
Revolving Credit Balance:	$15,132.00	Public Records On File:	0
Revolving Line Utilization:	68.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 369514

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369514	$11,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369514. Member loan 369514 was requested on December 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	County of Westchester	Debt-to-income ratio:	6.43%
Length of employment:	7 years 11 months	Location:	Yonkers, NY

Home town:	Hawthorne
Current & past employers:	County of Westchester
Education:	William Paterson University of New Jersey

This borrower member posted the following loan description, which has not been verified:

I am looking to borrow $11,000 to consolidate my outstanding debt and have 1 lower monthly payment with a lesser interest rate. Thank you.

A credit bureau reported the following information about this borrower member on December 21, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,264.00	Public Records On File:	0
Revolving Line Utilization:	20.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369529

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369529	$8,500	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369529. Member loan 369529 was requested on December 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	Symantec Corporation	Debt-to-income ratio:	10.62%
Length of employment:	1 year 6 months	Location:	North Las Vegas, NV

Home town:
Current & past employers:	Symantec Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Combine 2 credit cards into lower interest payment.

A credit bureau reported the following information about this borrower member on December 21, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	80
Revolving Credit Balance:	$12,417.00	Public Records On File:	0
Revolving Line Utilization:	77.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369544

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369544	$18,800	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369544. Member loan 369544 was requested on December 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,167 / month
Current employer:	Auburn University/Coosa County Extension Office	Debt-to-income ratio:	13.07%
Length of employment:	1 year 6 months	Location:	Ashland, AL

Home town:	Leeds
Current & past employers:	Auburn University/Coosa County Extension Office, Retired from Social Security Administration after 30 years employment
Education:

This borrower member posted the following loan description, which has not been verified:

I am so tired of this merry-go-round and I want off. The thing I am speaking of is credit card debt. I had very little credit card debt until I remodeled my home. At that time the bank led me to believe that I had money available to remodel when, in fact, the money was not going to be available until after the project was completed and re-appraised. By the time I realized that the money was not yet available, the contractor had already torn the siding off of my house. I felt I had no other alternative except to use the resources I had at the time, which was cash advances. After the house was completed, it did not appraise for enough to pay off the debt completely. Even though I am making timely monthly payments, this debt just will not seem to go away. My desire is to be paying on a loan that will eventually be gone. This loan will go to pay off Home Depot (21%) and American Express. I am currently paying $527 per month on these accounts. Thank you so much for your time and consideration and may God bless you for helping me to become debt free.

A credit bureau reported the following information about this borrower member on December 4, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,554.00	Public Records On File:	0
Revolving Line Utilization:	47.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 369555

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369555	$14,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369555. Member loan 369555 was requested on December 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,583 / month
Current employer:	Brookline Bank	Debt-to-income ratio:	15.53%
Length of employment:	6 months	Location:	SOMERVILLE, MA

Home town:	Ipswich
Current & past employers:	Brookline Bank, Self Employed (Kellerman Real Estate Inc.)
Education:	University of Maryland-College Park, Lee Institute (Real Estate Broker MA)

This borrower member posted the following loan description, which has not been verified:

Hello, I am in the process of consolidating my remaining credit card debt. I have a Bank of America card that currently has a balance of $5300 and they are charging 29.99% interest. I want to pay that off at a lower rate as well as consolidate my two American Express cards (roughly $8000) so all three of these are at a reasonable payment and interest rate. I have never been late on any bill and am looking forward to getting this debt back to a reasonable rate to pay it off. Thanks for your consideration!!!

A credit bureau reported the following information about this borrower member on December 22, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,208.00	Public Records On File:	0
Revolving Line Utilization:	78.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369617

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369617	$5,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369617. Member loan 369617 was requested on December 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Best Buy	Debt-to-income ratio:	5.47%
Length of employment:	5 months	Location:	St. Louis Park, MN

Home town:	Edina
Current & past employers:	Best Buy, The Excelsior Group
Education:	University of Wisconsin-Madison

This borrower member posted the following loan description, which has not been verified:

I am hoping to get an engagement ring for my girlfriend of almost two years!

A credit bureau reported the following information about this borrower member on December 22, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	24
Revolving Credit Balance:	$452.00	Public Records On File:	0
Revolving Line Utilization:	12.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 369630

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369630	$2,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369630. Member loan 369630 was requested on December 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	LEwis Crane	Debt-to-income ratio:	10.51%
Length of employment:	7 months	Location:	las vegas, NV

Home town:	Chicago
Current & past employers:	LEwis Crane, Jakes Crane
Education:	Universidad de Tijauan

This borrower member posted the following loan description, which has not been verified:

I want to payoff some bills

A credit bureau reported the following information about this borrower member on December 22, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2002	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,270.00	Public Records On File:	0
Revolving Line Utilization:	14.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 369654

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369654	$7,000	17.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369654. Member loan 369654 was requested on December 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	NLJ Enterprises, LLC	Debt-to-income ratio:	12.26%
Length of employment:	1 year 8 months	Location:	Rochester, MN

Home town:	Aitkin
Current & past employers:	NLJ Enterprises, LLC, Carlson International, Graves Hospitality
Education:	Saint Johns University

This borrower member posted the following loan description, which has not been verified:

Based in Rochester, MN, home of the Mayo Clinic, we are in the process of opening a new All-American cafe, chocolate shop and bakery to serve the local community's need for this more personalized, served with a smile way of doing business. We have opened a test location for the chocolate product at the local mall where we bought time ahead but due to a slow holiday season we are falling short of goal and need an influx of around $4,000 to $5,000 to carry us through till February and the start of construction and acceptance of our SBA loan after the beginning of 2009. The product has gained much praise thus far and there is a great local excitement for the official announcement of the cafe. This loan will be used to pay off the remainder of the rent through February that is due by years end and to purchase a small amount of Valentines Day themed product. Our current inventory is paid for in full so our only current obligation is the remaining rent. Thank you for looking at our investment opportunity and I look forward to your offer.

A credit bureau reported the following information about this borrower member on December 22, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	63
Revolving Credit Balance:	$26,726.00	Public Records On File:	0
Revolving Line Utilization:	98.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 369665

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369665	$1,200	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369665. Member loan 369665 was requested on December 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	Unemployed until March 2009	Debt-to-income ratio:	1.86%
Length of employment:	2 years	Location:	Bristol, CT

Home town:	Bristol
Current & past employers:	Unemployed until March 2009, Roberts' Flooring Center
Education:	Rutgers University at New Brunswick/Piscataway, Nagutuck Valley

This borrower member posted the following loan description, which has not been verified:

Down payment for a car for my son. He will repay me with small monthly payments.

A credit bureau reported the following information about this borrower member on December 22, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1986	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	52
Revolving Credit Balance:	$148.00	Public Records On File:	1
Revolving Line Utilization:	0.50%	Months Since Last Record:	5
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 369673

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369673	$15,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369673. Member loan 369673 was requested on December 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,208 / month
Current employer:	PCAOB	Debt-to-income ratio:	20.69%
Length of employment:	6 years	Location:	Redwood City, CA

Home town:	Tel Aviv
Current & past employers:	PCAOB, KPMG, LLP.
Education:	Tel Aviv University

This borrower member posted the following loan description, which has not been verified:

The purpose of this fund is to raise some capital for a business investment that we recently purchased. This assets acquisition (of Colour Room Salon) was an all cash transaction for a total amount of $110,000, which was fully paid by us by December 10th, 2008. We acknowledge that the business doesn?t have the sufficient required history to apply for a business loan, and as such would like to apply for a personal loan, which is secured personally by our day jobs? salaries of approximately $300,000 a year.

A credit bureau reported the following information about this borrower member on December 22, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$84,844.00	Public Records On File:	0
Revolving Line Utilization:	79.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 369683

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369683	$1,200	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369683. Member loan 369683 was requested on December 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	County of Santa Barbara	Debt-to-income ratio:	24.37%
Length of employment:	3 years 4 months	Location:	Solvang, CA

Home town:	scranton
Current & past employers:	County of Santa Barbara
Education:

This borrower member posted the following loan description, which has not been verified:

My husband and I both work to pay for rent and bills (including a student loan) and to support our 3 children. Our cars are getting older and need repairs and new tires. We have been putting off these repairs but cannot put them off any longer. I would like to borrow just a bit of money to help cover these expenses. It would be greatly appreciated. Thank you.

A credit bureau reported the following information about this borrower member on December 22, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1985	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,723.00	Public Records On File:	1
Revolving Line Utilization:	76.90%	Months Since Last Record:	116
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 369700

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369700	$7,500	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369700. Member loan 369700 was requested on December 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,667 / month
Current employer:	AmSafe Aviation	Debt-to-income ratio:	4.18%
Length of employment:	3 years 7 months	Location:	Mesa, AZ

Home town:	Holdrege
Current & past employers:	AmSafe Aviation, Tempe Union High School
Education:	University of Phoenix

This borrower member posted the following loan description, which has not been verified:

Purchase a currently operating spa.

A credit bureau reported the following information about this borrower member on December 23, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1989	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	69
Revolving Credit Balance:	$3,554.00	Public Records On File:	0
Revolving Line Utilization:	37.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 369701

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369701	$10,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369701. Member loan 369701 was requested on December 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,500 / month
Current employer:	Lockheed Martin Corp.	Debt-to-income ratio:	15.39%
Length of employment:	13 years 5 months	Location:	Orlando, FL

Home town:	Hammond
Current & past employers:	Lockheed Martin Corp.
Education:	University of Notre Dame

This borrower member posted the following loan description, which has not been verified:

I am attempting to consolidate credit card debt to a loan with more attractive terms than what credit card banks are offering.

A credit bureau reported the following information about this borrower member on December 23, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1978	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$141,532.00	Public Records On File:	0
Revolving Line Utilization:	97.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369713

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369713	$8,600	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369713. Member loan 369713 was requested on December 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Elmhurst Community School Dist. #205	Debt-to-income ratio:	2.88%
Length of employment:	18 years	Location:	Rockford, IL

Home town:	Elmhurst
Current & past employers:	Elmhurst Community School Dist. #205
Education:	Elmhurst College

This borrower member posted the following loan description, which has not been verified:

My husband took out loans with predatory lenders. When I discovered the loans we changed the way we live and have slowly been rebuilding our financial lives. The last remaining loan is with Beneficial and has a APR of 28.9%. Although we are making the minimum payments the balance is not going down. We have committed ourselves to living within our means and my credit score, which is in the 700's reflects this commitment but to truely get out from under we need to refinance this last remaining loan.

A credit bureau reported the following information about this borrower member on December 23, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	53
Revolving Credit Balance:	$1,076.00	Public Records On File:	0
Revolving Line Utilization:	8.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 369715

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369715	$15,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369715. Member loan 369715 was requested on December 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,750 / month
Current employer:	I Altemus & Associates	Debt-to-income ratio:	1.29%
Length of employment:	5 years 3 months	Location:	La Puente, CA

Home town:	Los Angeles
Current & past employers:	I Altemus & Associates
Education:	University of California-Los Angeles (UCLA)

This borrower member posted the following loan description, which has not been verified:

I would like to use this loan to pay off som of my higher interest credit cards.

A credit bureau reported the following information about this borrower member on December 23, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,132.00	Public Records On File:	0
Revolving Line Utilization:	48.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 369725

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369725	$15,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369725. Member loan 369725 was requested on December 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$26,834 / month
Current employer:	IBM	Debt-to-income ratio:	9.98%
Length of employment:	17 years 7 months	Location:	newtown, CT

Home town:	Somerville
Current & past employers:	IBM, The Travelers Companies Inc.
Education:	Rochester Institute of Technology (RIT), The Wharton School, University of Pennsylvania

This borrower member posted the following loan description, which has not been verified:

Bought a new house in Georgia, selling our house in Connecticut. What we owe is more than buyout offer we are getting as part of relocation package. This loan will enable us to close/sell on old house.

A credit bureau reported the following information about this borrower member on December 24, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1981	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	52	Months Since Last Delinquency:	61
Revolving Credit Balance:	$13,739.00	Public Records On File:	0
Revolving Line Utilization:	67.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 369735

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369735	$9,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369735. Member loan 369735 was requested on December 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	inova technology	Debt-to-income ratio:	23.90%
Length of employment:	5 years 4 months	Location:	hollywood, FL

Home town:
Current & past employers:	inova technology
Education:

This borrower member posted the following loan description, which has not been verified:

short tem loan for credit card payment

A credit bureau reported the following information about this borrower member on December 23, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1990	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	69
Revolving Credit Balance:	$212,878.00	Public Records On File:	0
Revolving Line Utilization:	5.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 369785

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369785	$4,800	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369785. Member loan 369785 was requested on December 25, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,417 / month
Current employer:	Fidelity Investments	Debt-to-income ratio:	10.64%
Length of employment:	2 years 3 months	Location:	KELLER, TX

Home town:	Monroe
Current & past employers:	Fidelity Investments, United States Air Force
Education:	University of Maryland-Asian Division, Touro University International

This borrower member posted the following loan description, which has not been verified:

Rebuilding the patio area in the back of my home.

A credit bureau reported the following information about this borrower member on December 25, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	59
Revolving Credit Balance:	$17,965.00	Public Records On File:	0
Revolving Line Utilization:	79.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 369803

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369803	$12,500	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369803. Member loan 369803 was requested on December 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Conejo Recreation & Park District	Debt-to-income ratio:	19.89%
Length of employment:	5 years 7 months	Location:	Simi Valley, CA

Home town:	Palm Springs
Current & past employers:	Conejo Recreation & Park District, Sushi Yusho
Education:	California State University-Northridge (CSUN), Moorpark College

This borrower member posted the following loan description, which has not been verified:

Home prices are down and I am ready to purchase a home and pay the same for a mortgage payment as my current rent. I am putting together 20% to put down in order to help lock in a great rate and avoid mortgage insurance.

A credit bureau reported the following information about this borrower member on December 23, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2005	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,420.00	Public Records On File:	0
Revolving Line Utilization:	77.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369809

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369809	$15,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369809. Member loan 369809 was requested on December 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	World Walker USA, Inc.	Debt-to-income ratio:	5.84%
Length of employment:	3 years 8 months	Location:	Brooklyn, NY

Home town:	Tokyo
Current & past employers:	World Walker USA, Inc., World Walker USA, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

I'm am seeking big help to consolidate my high interest credit card debt. My debt on credit cards added up due to starting own company (travel & tourism). To support my income I'm also working as a real estate agent in New York. I'm very hard worker, work 6-7 days a week. Honest and trying to build new career for my future. I make $3,500+/mo. and expenses are... 1. Rent $1,200 2. Utilities $ 60 3. Phone & Internet $200 4. Transportation $80 5. Food etc. $800 =================== Total: $2,340 Any leftover is going to credit card payment, trying to pay off as much as and as early as I can. If I can build better credit I'll have a opportunity to receive line of credit for my business and I do need to start doing it now. Any help will be appreciated. Thank you.

A credit bureau reported the following information about this borrower member on December 23, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,800.00	Public Records On File:	0
Revolving Line Utilization:	88.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 369819

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369819	$1,500	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369819. Member loan 369819 was requested on December 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,167 / month
Current employer:	Erdman Anthony and Associates, Inc.	Debt-to-income ratio:	10.99%
Length of employment:	4 years 2 months	Location:	Rochester, NY

Home town:	Rochester
Current & past employers:	Erdman Anthony and Associates, Inc., Systems and Computers Technologies
Education:	Rochester Business Institute

This borrower member posted the following loan description, which has not been verified:

Cash required to look into Business Opportunities in Colorado.

A credit bureau reported the following information about this borrower member on December 24, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	7
Revolving Credit Balance:	$1,830.00	Public Records On File:	0
Revolving Line Utilization:	3.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 369835

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369835	$11,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369835. Member loan 369835 was requested on December 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,080 / month
Current employer:	RJ Reynolds Tobacco Company	Debt-to-income ratio:	14.97%
Length of employment:	1 year 5 months	Location:	Altoona, PA

Home town:	Altoona
Current & past employers:	RJ Reynolds Tobacco Company, Enterprise rent-a-car
Education:	Penn State University

This borrower member posted the following loan description, which has not been verified:

Want to get a better rate on my personal loan

A credit bureau reported the following information about this borrower member on December 24, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1991	Delinquent Amount:	$0.00
Open Credit Lines:	24	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,961.00	Public Records On File:	0
Revolving Line Utilization:	17.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 369847

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369847	$15,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369847. Member loan 369847 was requested on December 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Makia Investors, Inc.	Debt-to-income ratio:	0.24%
Length of employment:	2 years 3 months	Location:	Magna, UT

Home town:	West Chester
Current & past employers:	Makia Investors, Inc., True North Academy
Education:	Brigham Young University

This borrower member posted the following loan description, which has not been verified:

Our company is doing well for the clients we have now and we would like to increase our market share. We need a better web site, more marketing literature, and more server space. We're shopping for the best rates possible.

A credit bureau reported the following information about this borrower member on December 24, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$62.00	Public Records On File:	0
Revolving Line Utilization:	0.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 369871

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369871	$1,500	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369871. Member loan 369871 was requested on December 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$917 / month
Current employer:	CgIMATE	Debt-to-income ratio:	5.60%
Length of employment:	1 month	Location:	Trenton, NJ

Home town:	Paterson
Current & past employers:	CgIMATE, Sears Holdings Corporation, UPS, Target
Education:	Art Institute of Philadelphia, Trenton Central High

This borrower member posted the following loan description, which has not been verified:

I recently fell for an internet scam and now im in 2,820 debt with my bank. They have given me 30 days to pay this but i couldnt. I have no job and right now no one is hiring. Life has not been kind to me everyday my family cries because i have many things to pay and no way to pay them. I have 8 days to pay this. I requested this amount because the bank took my $1300 to pay the balance of the fake check. That was my life, i have my first child a baby girl coming in a few weeks and no money for her. The bank does not care all they want is there money. And all i want is a way to give it to them so i can get my life back. So please someone help. I have a $6700 grant on the way but if the bank closes my account i will not get my money. My old loan got removed because my account is overdrawn so i could not verify. But my girlfriend let me use her account to verify. To those who funded me god bless u all i assure u all i can repay.

A credit bureau reported the following information about this borrower member on December 24, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369874

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369874	$8,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369874. Member loan 369874 was requested on December 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Alan Yang	Debt-to-income ratio:	11.18%
Length of employment:	2 years	Location:	WEST COVINA, CA

Home town:	taipei
Current & past employers:	Alan Yang, Self employee
Education:	Cal State Fullerton

This borrower member posted the following loan description, which has not been verified:

I have client made the purchase and he has the money but he need to see the product first, so i need to pay for him first and bring the product to him to get my profit, i need money now!!!

A credit bureau reported the following information about this borrower member on December 24, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,245.00	Public Records On File:	0
Revolving Line Utilization:	69.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 369880

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369880	$14,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369880. Member loan 369880 was requested on December 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,020 / month
Current employer:	ARCADIS	Debt-to-income ratio:	10.33%
Length of employment:	4 years	Location:	San Diego, CA

Home town:
Current & past employers:	ARCADIS
Education:	SUNY Buffalo

This borrower member posted the following loan description, which has not been verified:

I would like to pay off my car loan and remove the lienholder from the title. This will give me an opportunity to sell my car privately with the clear title in hand.

A credit bureau reported the following information about this borrower member on December 24, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,149.00	Public Records On File:	0
Revolving Line Utilization:	32.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 369882

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369882	$14,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369882. Member loan 369882 was requested on December 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Savvy Media	Debt-to-income ratio:	13.99%
Length of employment:	3 months	Location:	Silver Spring, MD

Home town:	Cebu
Current & past employers:	Savvy Media, Clear Channel Communications
Education:	University of Maryland-College Park

This borrower member posted the following loan description, which has not been verified:

I plan to use the $14,000 loan to pay my 12 month lease in full in order to receive a 47% discount from the property owner. This is a 2 bedroom/ 2 bath condo rental in Columbia Heights, Washington DC near 13th St and Harvard St Northwest. The normal monthly rent is $2,200/ month for a 12 month lease. The property owner is running a special where if a tenant is willing to pay $14,000 in cash up front, the tenant shall receive a 12 month lease for 47% of the normal rent $2,200 x 12 months = $26,400. The property owners are paying for water & sewage and HOA fees. I would be responsible for electricity, cable, internet and parking. I plan to rent the other bedroom for $1350 per month for a 6 month lease and $1250 per month for a 12 month lease. I would require a one month security deposit from 2nd tenant. Additional information on property can be emailed to prospective lenders as well as contact info for the property owners. I would need to close on the property in the next 6-8 days to secure condo rental from other prospective tenants.

A credit bureau reported the following information about this borrower member on December 24, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,535.00	Public Records On File:	0
Revolving Line Utilization:	39.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 369883

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369883	$15,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369883. Member loan 369883 was requested on December 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	CHGE	Debt-to-income ratio:	8.44%
Length of employment:	20 years 6 months	Location:	Highland, NY

Home town:
Current & past employers:	CHGE, Prudential Financial
Education:	Polytechnic University

This borrower member posted the following loan description, which has not been verified:

I don't really need the money. But I'm checking out this site and wanted to see how it works. I have never defaulted on any loan. I run a successful business. Extra capital can always be put to good use.

A credit bureau reported the following information about this borrower member on December 24, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1990	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$67,128.00	Public Records On File:	0
Revolving Line Utilization:	31.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 369891

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369891	$8,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369891. Member loan 369891 was requested on December 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	TIEN TIEN FOOD CO	Debt-to-income ratio:	12.65%
Length of employment:	8 years 7 months	Location:	SAN FRANCISCO, CA

Home town:	HONG KONG
Current & past employers:	TIEN TIEN FOOD CO, HSBC GROUP, Bank of America Corp.
Education:	San Francisco State University

This borrower member posted the following loan description, which has not been verified:

I and my wife will get married on June 09. The wedding we need spend a lot expense, so we need get a loan for the cash flow, because we had a lot expense need a pay. My credit history is GOOD. and we are had a stable job to work. We sure we can make a payment on time.

A credit bureau reported the following information about this borrower member on December 24, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,604.00	Public Records On File:	0
Revolving Line Utilization:	23.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369893

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369893	$15,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369893. Member loan 369893 was requested on December 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	n/a	Debt-to-income ratio:	8.28%
Length of employment:	n/a	Location:	Danville, CA

Home town:	Provo
Current & past employers:	Move, Inc.
Education:	Academy of Art University

This borrower member posted the following loan description, which has not been verified:

I have a dynamic team ready to launch- a full service local "direct marketing" agency. Vendors / partnership agreements are all in place - including cutting edge technology in digital print media and online search. Business plan is available for review with signed ND / NC. Field sales force is 100% commission / profit share - have worked with these reps before and they are the top performers in their field. We are scheduled to launch "feet on the street" January 5th - need working capitol / cash flow. Money will be used as working capital for Q1. Financial projection is very detailed and outlined in business plan.

A credit bureau reported the following information about this borrower member on December 24, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,427.00	Public Records On File:	0
Revolving Line Utilization:	64.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 369896

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369896	$5,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369896. Member loan 369896 was requested on December 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$1,000 / month
Current employer:	Little Caesar	Debt-to-income ratio:	9.90%
Length of employment:	1 month	Location:	Sacramento, CA

Home town:	Sacramento
Current & past employers:	Little Caesar, Advanced Cardiac Care
Education:	University of Phoenix

This borrower member posted the following loan description, which has not been verified:

I need the loan to pay of one credit card and buy some furniture

A credit bureau reported the following information about this borrower member on December 26, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,905.00	Public Records On File:	0
Revolving Line Utilization:	25.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 369898

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369898	$10,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369898. Member loan 369898 was requested on December 25, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	Intuition	Debt-to-income ratio:	3.83%
Length of employment:	1 year 6 months	Location:	New York, NY

Home town:	Indianapolis
Current & past employers:	Intuition, Ernst & Young, Lockheed Martin Corp.
Education:	University of Florida

This borrower member posted the following loan description, which has not been verified:

Doesn't take credit and offers the best price I could possibly get. Thanks! Dave

A credit bureau reported the following information about this borrower member on December 25, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,961.00	Public Records On File:	0
Revolving Line Utilization:	13.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369903

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369903	$15,000	16.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369903. Member loan 369903 was requested on December 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,500 / month
Current employer:	Mississippi State University	Debt-to-income ratio:	21.95%
Length of employment:	12 years	Location:	STARKVILLE, MS

Home town:
Current & past employers:	Mississippi State University, Valdosta State University
Education:	Louisiana Tech University

This borrower member posted the following loan description, which has not been verified:

I like to have an emergency fund. This money will be set aside in case I fall sick or need money urgently.

A credit bureau reported the following information about this borrower member on December 26, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	61
Revolving Credit Balance:	$107,611.00	Public Records On File:	0
Revolving Line Utilization:	89.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 369909

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369909	$8,000	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369909. Member loan 369909 was requested on December 25, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Walgreen	Debt-to-income ratio:	7.68%
Length of employment:	3 years 11 months	Location:	San Francisco, CA

Home town:	San Francisco
Current & past employers:	Walgreen, San Francisco County
Education:	San Francisco State University, University of California-Berkeley (Cal UC Berkeley)

This borrower member posted the following loan description, which has not been verified:

I and my husband will get married on June 09. We need get a loan for the wedding expense. My credit is VERY GOOD and I working on Goverment and Walgreen, so I had a very stable job. I will make it payment on time.

A credit bureau reported the following information about this borrower member on December 25, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,161.00	Public Records On File:	0
Revolving Line Utilization:	25.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369921

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369921	$3,200	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369921. Member loan 369921 was requested on December 25, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Retired-Dept of Defense	Debt-to-income ratio:	3.45%
Length of employment:	27 years	Location:	pearland, TX

Home town:	baltimore
Current & past employers:	Retired-Dept of Defense, US Army
Education:	university of maryland university college

This borrower member posted the following loan description, which has not been verified:

earnest money request

A credit bureau reported the following information about this borrower member on December 25, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1974	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,597.00	Public Records On File:	0
Revolving Line Utilization:	33.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 369923

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369923	$15,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369923. Member loan 369923 was requested on December 25, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Shine On Enterprises, Inc	Debt-to-income ratio:	22.70%
Length of employment:	2 years	Location:	Myrtle Beach, SC

Home town:	Billerica
Current & past employers:	Shine On Enterprises, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

I want to consolidate 2 credit cards that are due to expire on their introductory rate with a better rate with a Lending Club loan.

A credit bureau reported the following information about this borrower member on December 25, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1988	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$51,491.00	Public Records On File:	0
Revolving Line Utilization:	80.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 369940

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369940	$15,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369940. Member loan 369940 was requested on December 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$14,616 / month
Current employer:	Farmers Insurance	Debt-to-income ratio:	5.87%
Length of employment:	4 years	Location:	Midwest city, OK

Home town:	Midwest City
Current & past employers:	Farmers Insurance, Walmart
Education:	Rose State College, University of Central Oklahoma, University of Phoenix-Online Campus

This borrower member posted the following loan description, which has not been verified:

Would like to purchase rental real estate. I currently have 2 rent homes that break even (excluding depreciation) and am looking for inexpensive properties to start turning a profit. This money will be used as working capital to begin expansion of properties held.

A credit bureau reported the following information about this borrower member on December 26, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	60	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$55,818.00	Public Records On File:	0
Revolving Line Utilization:	15.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 369965

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369965	$7,300	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369965. Member loan 369965 was requested on December 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,467 / month
Current employer:	M & I Bank	Debt-to-income ratio:	11.08%
Length of employment:	1 year 11 months	Location:	Tampa, FL

Home town:	Union
Current & past employers:	M & I Bank, SunTrust Bank
Education:	Hillsborough Community College

This borrower member posted the following loan description, which has not been verified:

Pay off Unsecured Loan of $3800.00 and Credit card of $3000.00 and pay off credit card of $500.00

A credit bureau reported the following information about this borrower member on December 26, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,381.00	Public Records On File:	0
Revolving Line Utilization:	14.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 369968

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369968	$4,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369968. Member loan 369968 was requested on December 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,708 / month
Current employer:	ShearsAdkins Architects	Debt-to-income ratio:	12.70%
Length of employment:	2 years 5 months	Location:	Denver, CO

Home town:	Minneapolis
Current & past employers:	ShearsAdkins Architects
Education:	Boston Architectural Center

This borrower member posted the following loan description, which has not been verified:

Pay off credit cards that have raised their rates and dropped their limits. These are the only cards I have. I would much rather pay someone a good interest rate then give these credit card companies any more money.

A credit bureau reported the following information about this borrower member on December 26, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,864.00	Public Records On File:	1
Revolving Line Utilization:	99.10%	Months Since Last Record:	105
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369981

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369981	$15,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369981. Member loan 369981 was requested on December 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$6,000 / month
Current employer:	Network Plus Consulting	Debt-to-income ratio:	13.27%
Length of employment:	24 years	Location:	Scottsdale, AZ

Home town:	Minneapolis
Current & past employers:	Network Plus Consulting
Education:	Brown Institute

This borrower member posted the following loan description, which has not been verified:

Since the mid 1980s, http://www.NetworkPlusConsulting.com explored * The possibility of offering life changing training and education in technical skills to citizens of developing countries around the world, along with providing the local populist with training and education services, * With the option of offering the trained local populist as a billable technical resource to the developed countries of the world. * Application hosting a number of applications and solution domestically in the United States, but supporting and performing programming modifications, network administration and other technical services for the domestic application globally. This access to well-trained and highly skilled technical resources, and related services could potentially be profitable but also socially conscience, and present a business opportunity for businesses in the developed world to have lower cost worldwide access to software products, services and skills that many businesses in the developed world can use in the day to day core business operations. Given today?s global infrastructure, Network Plus Consulting now feels the time is right to provide ?Global Sourcing? to the developed world offering software products, computer related professional services and life changing technical skills and training that are fueled from a developing country with a mission to educate and advance the developing country while providing the developed country access to lower cost computing resources. Summary business plan for the Global Sourcing I.T. Facility can be downloaded at: http://www.networkplusconsulting.com/BusinessPlanforGSITF-Summary.pdf and a detail business plan is available upon request

A credit bureau reported the following information about this borrower member on December 26, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,236.00	Public Records On File:	0
Revolving Line Utilization:	42.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 370022

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370022	$5,000	18.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370022. Member loan 370022 was requested on December 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,600 / month
Current employer:	n/a	Debt-to-income ratio:	9.15%
Length of employment:	n/a	Location:	Punxsutawney, PA

Home town:	Punxsutawney
Current & past employers:
Education:	Indiana University of Pennsylvania-Main Campus

This borrower member posted the following loan description, which has not been verified:

I am requesting a loan to offset the costs of higher education.

A credit bureau reported the following information about this borrower member on December 26, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2007	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,840.00	Public Records On File:	0
Revolving Line Utilization:	74.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 370042

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370042	$15,000	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370042. Member loan 370042 was requested on December 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,500 / month
Current employer:	Deloitte Tax LLP	Debt-to-income ratio:	6.55%
Length of employment:	9 years 3 months	Location:	Rowland Heights, CA

Home town:	Taipei
Current & past employers:	Deloitte Tax LLP, AMC Entertainment
Education:	University of Southern California (USC) Marshall School of Business

This borrower member posted the following loan description, which has not been verified:

Looking to refinance my credit card debts. Currently, the primary detriment to my credit score is the high level of credit card debt that I carry in relationship to the available credit. In addition, the other cause of the lower credit score is due an occasionaly oversight on my part, when I have sent in my payment too late for the payment to be processed by the due date. However, I have always paid my debts, but I am looking for a way to reduce my payments. Currently, the average rate on my credit debts is right about 23%, which translate to a total interest payment, over a two (2) year term, of over $3,800. I'm hoping to cut that interest rate by at least half. By doing so, I save on the total interest that I will have to pay on the debt. At the same time, someone can receive a good return on their investment at 10-12%, which is a little over $1,900 over a two (2) year term.

A credit bureau reported the following information about this borrower member on December 26, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	34	Months Since Last Delinquency:	6
Revolving Credit Balance:	$22,783.00	Public Records On File:	0
Revolving Line Utilization:	93.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 370052

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370052	$10,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370052. Member loan 370052 was requested on December 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	devereux foundation	Debt-to-income ratio:	1.44%
Length of employment:	1 year	Location:	hydepark, NY

Home town:	Alexandria
Current & past employers:	devereux foundation, exxon mobil,hess corp are former employers
Education:	alexandria university,egypt

This borrower member posted the following loan description, which has not been verified:

I need a personal individual loan of ten grand to cosolidate my debt. thank you

A credit bureau reported the following information about this borrower member on December 26, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,058.00	Public Records On File:	0
Revolving Line Utilization:	7.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 370055

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370055	$9,600	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370055. Member loan 370055 was requested on December 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,500 / month
Current employer:	U.S. Air Force	Debt-to-income ratio:	18.31%
Length of employment:	16 years 9 months	Location:	Stone Ridge, VA

Home town:
Current & past employers:	U.S. Air Force
Education:

This borrower member posted the following loan description, which has not been verified:

Consolidate amount requested into fixed installment credit.

A credit bureau reported the following information about this borrower member on December 26, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$39,660.00	Public Records On File:	0
Revolving Line Utilization:	46.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 370084

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370084	$5,375	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370084. Member loan 370084 was requested on December 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,833 / month
Current employer:	Build A Bear	Debt-to-income ratio:	22.80%
Length of employment:	1 year 6 months	Location:	Saint Louis, MO

Home town:	Charlotte
Current & past employers:	Build A Bear, HR Imaging Partners, Modernica, Stuart Rodgers Photography
Education:	Randolph Community College

This borrower member posted the following loan description, which has not been verified:

Greetings, I am looking for a loan to consolidate some high interest credit card debt that I have accumulated through a two moves - Chicago to LA, LA to St. Louis - to be with my girlfriend in her search for higher education. I am a photographer so moving means re-establishing myself professionally with every move so there has been a need for credit. The amount I owe is manageable but I recently realized that I'm working so hard to service my interest rates, not my debt.... that's frustrating. I would very much like to propose to her by the end of this year but do not want to accumulate any more debt with what is already looming and to save with my double digit interest rates makes no sense. Thank you for you time. Regards, btucker

A credit bureau reported the following information about this borrower member on December 26, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	66
Revolving Credit Balance:	$10,128.00	Public Records On File:	0
Revolving Line Utilization:	46.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369966

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369966	$11,900	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369966. Member loan 369966 was requested on December 27, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$19,417 / month
Current employer:	The Childrens Place	Debt-to-income ratio:	8.32%
Length of employment:	6 years	Location:	EATONTOWN, NJ

Home town:	New Trenton
Current & past employers:	The Childrens Place, Haddad Apparel Group
Education:	parsons

This borrower member posted the following loan description, which has not been verified:

payoff outstanding bill

A credit bureau reported the following information about this borrower member on December 27, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1988	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	39
Revolving Credit Balance:	$31,458.00	Public Records On File:	0
Revolving Line Utilization:	91.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 370147

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370147	$5,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370147. Member loan 370147 was requested on December 27, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,667 / month
Current employer:	Charlotte Co. Board of County Commissioners	Debt-to-income ratio:	9.13%
Length of employment:	24 years	Location:	Port Charlotte, FL

Home town:	new hartford
Current & past employers:	Charlotte Co. Board of County Commissioners, Animal Welfare League of Charlotte County
Education:	Onondaga Community College; Edison State College

This borrower member posted the following loan description, which has not been verified:

I would like to finance $5000 over the course of 60 months (to keep payments reasonable) for some major dental work that I need.

A credit bureau reported the following information about this borrower member on December 27, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	32
Revolving Credit Balance:	$10.00	Public Records On File:	0
Revolving Line Utilization:	0.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 370158

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370158	$10,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370158. Member loan 370158 was requested on December 27, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	Continental Airlines	Debt-to-income ratio:	5.80%
Length of employment:	25 years 3 months	Location:	New York, NY

Home town:	France
Current & past employers:	Continental Airlines
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to pay off my credit card debt and remain debt free.

A credit bureau reported the following information about this borrower member on December 27, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1987	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,154.00	Public Records On File:	0
Revolving Line Utilization:	11.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Posting Report Supplement No. 77 dated December 28, 2008